Exhibit 99.1

CIM Real Estate Finance Trust, Inc. Announces Completion of Mergers with Two Net Lease REITs Managed by CIM Group

Stock-for-stock mergers result in a credit-focused REIT with $4.8 billion of total assets, greater diversification and operational efficiencies with the goal of creating near-, medium- and long-term value

12/22/20

LOS ANGELES—CIM Real Estate Finance Trust, Inc. (“CMFT”), Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) and Cole Credit Property Trust V, Inc. (“CCPT V”) today announced that CMFT has acquired each of CCIT III and CCPT V in separate stock-for-stock, tax-free merger transactions pursuant to definitive agreements executed in August 2020 and amended in October and November 2020. CMFT, CCIT III and CCPT V are non-traded REITs managed by affiliates of CIM Group, LLC (“CIM”).

The combined CMFT, CCIT III and CCPT V (“Combined Company”) has approximately $4.8 billion in total asset value and a net asset value (“NAV”) of $2.6 billion, based upon the companies’ respective June 30, 2020 NAVs, creating a leading commercial real estate credit-focused REIT with scale, primarily invested in net lease assets and commercial real estate debt. The immediate benefits of the transaction include increased scale along with asset and tenant diversity, while maintaining a flexible balance sheet. The Combined Company’s greater size and improved portfolio diversification should provide it with greater access to debt and equity capital markets. The merger transactions are anticipated to better position the Combined Company for a potential future liquidity event, including a public market listing.

“The Combined Company will provide several benefits for stockholders and will be well-positioned to navigate the post-COVID economic environment with enhanced financial and operational flexibility and efficiency, making the Combined Company more valuable,” said Richard Ressler, Principal and Co-Founder of CIM Group.

The transactions were subject to the approval of the respective mergers and certain other matters by stockholders of CCIT III and CCPT V. Both CCIT III and CCPT V stockholders voted in favor of the respective mergers during virtual special meetings of stockholders held on December 17, 2020. CCIT III stockholders will receive 1.098 shares of CMFT stock for each CCIT III share and CCPT V stockholders will receive 2.892 shares of CMFT stock for each CCPT V share.

Cautionary Statement Regarding Forward-Looking Information

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CMFT, CCIT III and CCPT V and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of the control of such companies, including, but not limited to, those associated with the ability of the combined companies to achieve expected cost synergies or to engage in any liquidity event or public offering; the availability of suitable investment or disposition opportunities and access to debt and equity capital markets; the impact of the COVID-19 pandemic on the operations and financial condition the Combined Company and the real estate industries in which it operates, including with respect to occupancy rates, rent deferrals and the financial condition of its tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s, CCIT III’s and CCPT V’s most recent Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other reports filed by CMFT, CCIT III and CCPT V with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, none of CMFT, CCIT III or CCPT V undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

About CIM Real Estate Finance Trust, Inc.

CMFT is a public non-traded corporation that has elected to be taxed and currently qualifies as a REIT. CMFT holds investments in net lease and multi-tenant retail assets as well as real estate loans and other credit investments. CMFT is managed by affiliates of CIM.

About CIM Group

CIM is a community-focused real estate and infrastructure owner, operator, lender and developer. Since 1994, CIM has sought to create value in projects and positively impact the lives of people in communities across the Americas by delivering more than $60 billion of essential real estate and infrastructure projects. CIM’s diverse team of experts applies its broad knowledge and disciplined approach through hands-on management of real assets from due diligence to operations through disposition. CIM strives to make a meaningful difference in the world by executing key environmental, social and governance (ESG) initiatives and enhancing each community in which it invests. For more information, visit www.cimgroup.com.

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